UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

November 11, 2022

Date of Report (Date of earliest event reported)

ENERGY TRANSFER LP

(Exact name of Registrant as specified in its charter)

Delaware	1-32740	30-0108820
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

8111 Westchester Drive, Suite 600

Dallas, TX 75225

(Address of principal executive offices)

(214) 981-0700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Units	ET	New York Stock Exchange
7.375% Series C Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Units	ETprC	New York Stock Exchange
7.625% Series D Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Units	ETprD	New York Stock Exchange
7.600% Series E Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Units	ETprE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02     Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On November 11, 2022, Dylan A. Bramhall was appointed as Group Chief Financial Officer of LE GP, LLC (the “General Partner”), the general partner of Energy Transfer LP (the “Partnership”), with such appointment effective immediately. Mr. Bramhall, age 45, has served as the General Partner’s Executive Vice President – Finance and Group Treasurer since October 2020. Since October 2020, Mr. Bramhall has also served as the Chief Financial Officer of Sunoco LP, the general partner of which is owned by the Partnership. Mr. Bramhall joined the Partnership in April 2015 as a result of the merger of Energy Transfer Partners and Regency Energy Partners, and served as Vice President – Financial Planning and Analysis and later as Senior Vice President – Finance from 2016 until October 2020. In his current role, he is responsible for oversight of the Partnership’s financial planning and analysis, credit and commodity risk management, insurance, cash management, and capital markets groups.

Mr. Bradford D. Whitehurst, the current Chief Financial Officer, will continue in a senior executive role focusing on tax strategy and corporate initiatives. Mr. Whitehurst will continue to report directly to the office of the Chief Executive Officer.

Mr. Bramhall will receive an annual base salary of $575,000 and will be eligible to participate in the Partnership’s Annual Bonus Plan, as amended (the “Bonus Plan”), at a bonus pool target of 130% of his annual eligible earnings. Actual bonus payments under the Bonus Plan will be at the discretion of the Partnership’s compensation committee and generally will be based upon the Partnership’s performance as compared to stated objectives and certain other factors as may be determined from time to time. Mr. Bramhall will also be eligible for long-term incentive awards under the Partnership’s Long-Term Incentive Plan, as amended (the “LTIP”), at an annual equity pool target of 500% of his annual base salary. Actual incentive equity awards under the LTIP are at the discretion of the Partnership’s compensation committee and are generally based on Partnership and individual performance. Mr. Bramhall will also be eligible to participate in all benefit and retirement plans on the same terms and conditions as other Partnership executives.

There are no arrangements or understandings between Mr. Bramhall and any other person pursuant to which he was selected as an officer. There are no existing relationships between Mr. Bramhall, the General Partner, or the Partnership or any of their respective subsidiaries that would require disclosure pursuant to Item 404(a) of Regulation S-K or any familial relationship that would require disclosure under Item 401(d) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Energy Transfer LP

	By:	LE GP, LLC,
its general partner

Date: November 11, 2022

/s/ Thomas E. Long
Thomas E. Long Co-Chief Executive Officer